Exhibit 10.1

BIOMARIN PHARMACEUTICAL INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “AGREEMENT”) is effective as of             , 2010, by and between BioMarin Pharmaceutical Inc., a Delaware corporation (the “COMPANY”), and                              (the “INDEMNITEE”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, the Company’s Amended and Restated By-Laws (the “BY-LAWS”) and the Company’s Amended and Restated Certificate of Incorporation (the “CERTIFICATE OF INCORPORATION”), require that the Company indemnify the directors and officers of the Company, including persons serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as authorized by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized, and the By-Laws expressly provides that the indemnification provided therein is not exclusive and contemplate that the Company may enter into separate agreements with its directors and officers;

WHEREAS, Indemnitee does not regard the current protection currently provided by applicable law, the Certificate of Incorporation and the By-Laws and available insurance as adequate under the present circumstances, and the Company has determined that the Indemnitee and other directors and officers of the Company may not be willing to serve or continue to serve in such capacities without additional protection;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided herein by the Company; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1. Certain Definitions.

(a) “CHANGE IN CONTROL” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “BOARD”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b) References to the “COMPANY” shall include, in addition to BioMarin Pharmaceutical Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which BioMarin Pharmaceutical Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c) “EXPENSES” shall mean any and all expenses, including attorneys’ fees, witness fees, damages, penalties, interest charges thereon, judgments, fines and amounts paid in settlement, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties imposed on Indemnitee, costs associated with any appeals, including without limitation the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent, and any other amounts for time spent by Indemnitee for which Indemnitee is not compensated by the Company or any affiliated entity or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any affiliated entity, or (ii) if the rate of compensation and the estimated time involved is approved by the members of the Board who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to the Company or any affiliated entity.

(d) “EXPENSE ADVANCE” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a).

(e) “INDEMNIFIABLE EVENT,” subject to the exceptions set forth in Section 9 hereof, shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(f) “INDEPENDENT LEGAL COUNSEL” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(g) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(h) “REVIEWING PARTY” shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(i) “VOTING SECURITIES” shall mean any securities of the Company that vote generally in the election of directors.

2. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against any and all Expenses incurred by Indemnitee or that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by Indemnitee in connection with any threatened, pending or completed action, suit, proceeding, mediation, or alternative dispute resolution mechanism whether civil, criminal, arbitrational, administrative, mediation, government-directed investigative or other, and whether formal or informal (including an action by or in the right of the Company), to which Indemnitee is, was or at any time becomes a party or a participant, including as a witness or otherwise, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including a subsidiary of the Company (collectively, a “PROCEEDING”), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The definition of “Proceeding” shall be considered met if Indemnitee in good faith believes the situation might lead to the institution of a Proceeding. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than seven (7) business days after written demand by Indemnitee therefor is presented to the Company.

(b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 2(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(c) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Certificate of Incorporation or the By-Laws as now or hereafter in effect, Independent Legal Counsel, if desired by Indemnitee, shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines, or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(d) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 11 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than seven (7) business days after written demand by Indemnitee therefor to the Company. Expenses incurred in defending any proceeding shall be advanced by the Company prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay the Expenses incurred, if it shall be determined ultimately that Indemnitee is not entitled to be indemnified.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that the failure to give such notice shall not terminate Indemnitee’s right to indemnification under the DGCL, the Certificate of Incorporation, the By-Laws, any other agreement, any vote of stockholders or the Board or otherwise and solely with respect to this Agreement except and only to the extent the Company’s rights hereunder have been materially adversely affected thereby. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to or during the commencement of legal proceedings by

Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

(d) Good Faith. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 3(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies, provided that the obligation of the insurer to make any such payment shall not relieve the Company from any of its obligations hereunder including without limitation under Section 3(a).

(f) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses relating to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding (but not a claim initiated by Indemnitee) with counsel approved by Indemnitee (not to be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Proceeding at Indemnitee’s expense and provided further that if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent authorized or permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the By-Laws or by statute including without limitation to the fullest extent provided by the Certificate of Incorporation and/or the By-Laws. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to and not in limitation of the indemnification and other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any other agreement, any vote of stockholders or the Board, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

5. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding in which Indemnitee is or may become involved to the extent Indemnitee has otherwise actually received payment (under any insurance policy maintained by the Company, provision of the Certificate of Incorporation, the By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder; provided, however that such payment obligation shall be reinstated if the payment under any insurance policy, provision of the Certificate of Incorporation, the By-Laws or otherwise is forfeited by the Indemnitee.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

7. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

9. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or the By-Laws now or hereafter in effect relating to claims for Indemnifiable Events, (ii) in specific cases if the Board has approved the initiation or bringing of such claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction established in final judgment not subject to appeal that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

(c) Claims Under Section 16(b). To indemnify Indemnitee on account of any claim against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) (“SECTION 16(b)”) of the Exchange Act, or similar provisions of any federal, state or local statutory law; provided, that with respect to a claim against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b), Indemnitee shall be entitled to the advancement of legal expenses unless the Company reasonably determines that Indemnitee clearly violated Section 16(b) and must disgorge profits to the Company pursuant to the terms thereof. Notwithstanding anything to the contrary stated or implied in this Section 9(c), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) or similar provisions of any federal, state or local laws.

(d) Fraudulent Actions. To indemnify Indemnitee on account of Indemnitee’s conduct that is established by a final judgment, not subject to appeal, as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct.

(e) Breach of Duty of Loyalty. To indemnify Indemnitee on account of Indemnitee’s conduct that is established by a final judgment, not subject to appeal, as constituting a breach of

Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled.

(f) Unlawful and Indemnification. To indemnify Indemnitee if indemnification is not lawful, as established by the Company by a final judgment on such issue not subject to appeal.

10. Continuation of Indemnity.

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), shall continue thereafter so long as Indemnitee may or shall be subject to any Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein irrespective of the termination or resignation by Indemnitee of his or her position from the Company or any of its subsidiaries or affiliated entities and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Company shall require and cause any successor thereto (whether direct or indirect) in connection with a Change in Control, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such Change in Control occurred.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12. Contribution.

(a) If the indemnification provided for by this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 9 hereof, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount of Expenses incurred by Indemnitee in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

13. Liability Insurance.

(a) [or the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible indemnifiable claim, the Company shall use best efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance shall be not less than A-VI (or any future equivalent).

(b) In the event of a Change in Control, the Company shall (i) maintain in force any and all insurance policies then maintained by the Company in providing directors’ and officers’ insurance, in respect of Indemnitee, or (ii) require and cause any successor thereto (whether direct or indirect) to obtain and maintain a directors’ and officers’ liability insurance policy that provides coverage for Indemnitee that is at least substantially comparable in scope and amount to that provided to Indemnitee by the Company as of immediately prior to the Change in Control, in each case for the six-year period immediately following the Change in Control. This “tail coverage” shall be placed by the Company’s insurance broker.

(c) In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.

(d) The Company shall make available to Indemnitee a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. The Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next without the prior approval thereof by a majority vote of the incumbent directors of the Company, even if less than a quorum. The Company shall provide Indemnitee with at least thirty (30) days notice of the non-renewal of, cancellation of or failure to pay any premium due in respect of such insurance policies.

14. Optional Trust. The Company may, but shall not be required to create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

15. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

16. Coverage. This Agreement shall apply with respect to Indemnitee’s service as an officer and director of the Company prior to the date of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

18. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

19. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

20. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

21. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

22. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

23. Choice of Law. This Agreement and all aspects of the relationship of the parties hereto relating to this Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware without regard to the conflict of laws principles thereof.

24. Subrogation. In the event of payment under this Agreement and after Indemnitee has no more Expenses in respect of a Proceeding (after giving effect to any claim of subrogation), the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

25. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

26. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-Laws, any vote of stockholders or the Board, any other contract granting indemnification, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder and this Agreement does not release the Company from its obligations to the extent such obligations have been incurred under any prior indemnification agreement between the Company and Indemnitee.

27. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as director of the Company or any of its subsidiaries or affiliated entities. Similarly, Indemnitee may at any time and for any reason resign from such position(s) (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement or any obligation imposed by operation of law) and that neither the Company nor any of its subsidiaries or affiliated entities shall have any obligation under this Agreement to continue Indemnitee in any such position(s).

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

“COMPANY”	BIOMARIN PHARMACEUTICAL INC.

By:
Name:
Title:
Address:

“INDEMNITEE”	Signature:

Name:

Address: